UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

NEWTOWN LANE MARKETING, INCORPORATED.

(Exact name of Registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Summit Avenue, Suite 22, Summit, NJ	07901
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (973) 635-4047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 14, 2013, Newtown Lane Marketing, Incorporated, a Delaware corporation (OTCBB: NTWN) (the “Company”) issued a convertible promissory note in the principal amount of $100,000 to Ironbound Partners Fund, LLC (the “Note”). The Note is for a two-year term and bears interest at the rate of 5.0% per annum, payable at maturity. The principal and accrued interest on the Note is convertible into shares of the Company’s common stock upon the consummation of a “Fundamental Transaction” (as defined in the Note) at the “Conversion Price” (as defined in the Note).

The foregoing description of the Note is qualified in their entirety by the full text of the Note, which is filed as Exhibits 4.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	Two- year Convertible Note, dated May 14, 2013, in the principal amount of $100,000, bearing interest at the rate of 5.0% per annum issued by the Company to Ironbound Partners Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Newtown Lane Marketing, Incorporated

Dated: May 15, 2013	By:	/s/ Arnold P. Kling
Arnold P. Kling, President

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